Pike Reports 35% Revenue Growth in Fiscal Fourth Quarter 2011

MOUNT AIRY, N.C., Sept. 6, 2011 /PRNewswire/ -- Pike Electric Corporation (NYSE: PIKE), one of the nation's leading energy solutions providers, today reported fiscal fourth quarter and full year results for the period ended June 30, 2011. In the fourth quarter of fiscal year 2011, revenue totaled $162.7 million, an increase of 35% compared to $120.7 million in the year-ago period and net income totaled $2.1 million, or $0.06 per diluted share. In the fiscal fourth quarter last year, the Company reported a net loss of $4.0 million, or $(0.12) per diluted share.

Core services revenue totaled $122.0 million in the fiscal fourth quarter 2011, compared to $116.9 million in the year-ago period. Storm restoration revenue totaled $40.7 million, the highest level since the fiscal third quarter 2009.

Gross profit in the fourth quarter of fiscal 2011 totaled $23.2 million, an increase of 167% compared to $8.7 million in the fiscal fourth quarter last year. As a percent of revenue, gross margin totaled 14.2% this quarter, an increase of 700 basis points compared to 7.2% in the year-ago period. The gross profit increase primarily resulted from significantly higher storm restoration business.

"We continued to build momentum throughout the year, culminating in this quarter's strong performance," said J. Eric Pike, Chairman and CEO of Pike. "The deliberate actions taken last year to restructure the Company lowered our cost structure, plus we experienced continued growth in our core services revenue and an increased volume of storm restoration activity."

Fiscal year 2011 revenue totaled $593.9 million, an increase of 18% compared to $504.1 million in fiscal year 2010 and net income totaled $1.4 million, or $0.04 per diluted share. For the fiscal year ended June 30, 2010, the Company reported a net loss of $13.5 million, or $(0.41) per diluted share. Last year's results included a pre-tax restructuring charge of $8.9 million ($5.5 million or $0.17 per diluted share on an after-tax basis).

Core services revenue totaled $529.3 million in fiscal year 2011, compared to $457.4 million for the 2010 fiscal year. Revenue increased in all areas, with engineering and substation up 54% to $117.8 million, distribution and other up 7% to $333.3 million, and transmission up 14% to $78.2 million. Storm restoration revenue totaled $64.5 million, up 38% compared to $46.6 million in the prior year.

Gross profit totaled $67.9 million in fiscal year 2011, an increase of 42% compared to $47.8 in fiscal year 2010. As a percent of revenue, gross margin totaled 11.4% this year, an increase of 190 basis points compared to 9.5% in fiscal year 2010. The gross profit increase resulted from additional construction and maintenance volume in distribution and transmission, plus additional storm restoration activity.

Mr. Pike added, "The acquisitions that were completed over the last three years, including the recent acquisition of Pine Valley Power, Inc. give us a strong foundation for geographic expansion and further improvement in the mix of core services revenue. In addition, the $200 million revolving credit facility that we announced last month provides the Company with greater financial flexibility and increased capacity for organic growth and potential acquisitions than the prior revolver."

Conference Call

The Company will host a conference call at 11:00 a.m. Eastern today. The call can be accessed by dialing (877) 719-9799, or (719) 325-4857 for international callers. The confirmation code for the live call is 8848340. Interested parties may also listen to a simultaneous webcast via the "Investor Center" on the Company's website at www.pike.com.

A replay will be made available shortly after the live call is completed and can be accessed by dialing (858) 384-5517. The confirmation code for the replay is 8848340. The replay will remain available until midnight Eastern on September 13. An on-demand replay of the conference call will remain available online for a limited time following the conclusion of the call.

About Pike Electric Corporation

Pike Electric Corporation is a leading provider of energy solutions to over 200 investor-owned, municipal and cooperative utilities in the United States. Our comprehensive services include facilities planning and siting, permitting, engineering, design, installation, maintenance and repair of power delivery systems, including renewable energy projects. Our common stock is traded on the New York Stock Exchange under the symbol PIKE. For more information, visit us online at www.pike.com.

Forward-Looking Statements

This press release and other statements we make from time to time in the future may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may relate to Pike's plans, objectives and future estimates. The terms "should," "believe," "plan," "expect," "anticipate," "estimate," "intend" and "project" and similar words or expressions are intended to identify forward-looking statements. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statements. For a more detailed list of such risks, uncertainties and other factors, please refer to the Risk Factor section of Pike's Annual Reports on Form 10-K and in its other periodic filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made; Pike undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

Financial Tables Follow

PIKE ELECTRIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three months ended June 30,		Twelve months ended June 30,
	2011	2010	2011	2010
Core revenues	$ 122,021	$ 116,861	$ 529,335	$ 457,448
Storm restoration revenues	40,691	3,874	64,523	46,636
Total revenues	$ 162,712	$ 120,735	$ 593,858	$ 504,084
Cost of operations	139,538	112,030	525,915	456,317

Gross profit	23,174	8,705	67,943	47,767
General and administrative expenses	17,498	13,732	57,675	51,994
Loss on sale and impairment of property and equipment	226	37	751	1,239
Restructuring expenses	-	(38)	-	8,945

Income (loss) from operations	5,450	(5,026)	9,517	(14,411)
Other expense (income):
Interest expense	1,514	1,824	6,608	7,908
Other, net	(17)	(70)	(55)	(298)
Total other expense	1,497	1,754	6,553	7,610

Income (loss) before income taxes	3,953	(6,780)	2,964	(22,021)
Income tax expense (benefit)	1,903	(2,760)	1,563	(8,562)

Net income (loss)	$ 2,050	$ (4,020)	$ 1,401	$ (13,459)

Net earnings (loss) per share:
Basic	$ 0.06	$ (0.12)	$ 0.04	$ (0.41)
Diluted	$ 0.06	$ (0.12)	$ 0.04	$ (0.41)

Shares used in computing earnings (loss) per share:
Basic	33,492	33,169	33,399	33,132
Diluted	34,149	33,169	33,996	33,132

PIKE ELECTRIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	June 30,	June 30,
	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 311	$ 11,133
Accounts receivable from customers, net	80,902	64,672
Costs and estimated earnings in excess of billings
on uncompleted contracts	49,266	50,215
Inventories	8,338	6,401
Prepaid expenses and other	16,044	9,115
Deferred income taxes	7,969	10,526
Total current assets	162,830	152,062
Property and equipment, net	177,682	194,885
Goodwill	110,893	114,778
Other intangibles, net	38,353	38,527
Deferred loan costs, net	2,005	3,021
Other assets	1,846	2,105
Total assets	$ 493,609	$ 505,378

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 20,079	$ 17,484
Accrued compensation	25,474	22,589
Billings in excess of costs and estimated earnings
on uncompleted contracts	12,224	8,925
Accrued expenses and other	8,185	6,112
Current portion of insurance claim accruals	12,526	23,422
Total current liabilities	78,488	78,532
Long-term debt	99,000	114,500
Insurance and claim accruals	6,621	6,005
Deferred compensation	6,140	5,844
Deferred income taxes	46,179	48,170

Other liabilities	2,792	2,859
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share; 100,000 shares
authorized; no shares issued and outstanding	-	-
Common stock, par value $0.001 per share; 100,000 shares
authorized; 33,666 and 33,544 shares issued and outstanding
at June 30, 2011 and June 30, 2010, respectively	6,427	6,427
Additional paid-in capital	161,586	158,030
Accumulated other comprehensive loss, net of taxes	(178)	(142)
Retained earnings	86,554	85,153
Total stockholders’ equity	254,389	249,468
Total liabilities and stockholders’ equity	$ 493,609	$ 505,378

PIKE ELECTRIC CORPORATION
SUPPLEMENTAL REVENUE INFORMATION - Excluding Storm Revenue
(Unaudited)
(In thousands)

	Three months ended June 30,		Twelve months ended June 30,
	2011	2010	2011	2010
Distribution and other	$ 76,230	$ 80,242	$ 333,360	$ 312,237
Transmission	17,354	17,126	78,194	68,810
Engineering and substation	28,437	19,493	117,781	76,401

Total revenues - excluding storm revenue	$ 122,021	$ 116,861	$ 529,335	$ 457,448

CONTACT: Investor Relations, +1-336-719-4622, IR@pike.com